UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 25, 2014
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American Assets Trust, Inc.
(Exact name of registrant as specified in its charter)

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Maryland (State or other jurisdiction of incorporation)	001-35030 (Commission File No.)	27-3338708 (I.R.S. Employer Identification No.)
11455 El Camino Real, Suite 200 San Diego, California 92130 (Address of principal executive offices)		92130 (Zip Code)
(858) 350-2600 Registrant’s telephone number, including area code:
Not Applicable (Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Restated Employment Agreements

On March 25, 2014, American Assets Trust, Inc. (the “Company”) entered into amended and restated employment agreements with each of our named executive officers: Ernest S. Rady, our Executive Chairman, John W. Chamberlain, our Chief Executive Officer and President, Robert F. Barton, our Executive Vice President and Chief Financial Officer, Adam Wyll, our Senior Vice President, General Counsel and Secretary, and Patrick Kinney, our Senior Vice President of Real Estate Operations. The following is a summary of the material terms of the amended and restated employment agreements.

Under the restated employment agreements, Messrs. Rady and Chamberlain report directly to the Board of Directors of the Company (the “Board”), while the other executives report to Mr. Chamberlain, our Chief Executive Officer and President. The initial term of the restated employment agreements will end on March 25, 2015. On that date and on each subsequent anniversary of that date, the term of the restated employment agreements will automatically be extended for successive one year periods, unless earlier terminated. Pursuant to Messrs. Rady and Chamberlain's restated employment agreements, during the terms of their employment, we will nominate each for election as a director.

Under the restated employment agreements, the named executive officers will receive annual base salaries in the amounts reflected below, which are subject to increase at the discretion of our Compensation Committee. In addition, the named executive officers will each be eligible to receive an annual cash performance bonus, the amount of which will be determined for all named executive officers based on the attainment of performance criteria established by our Compensation Committee pursuant to our incentive cash bonus plan. The target bonuses for the named executive officers are set forth below. Mr. Rady does not currently participate in our incentive cash bonus plan, however he is eligible to receive a cash bonus entirely at the discretion of our Compensation Committee each year. In addition, the named executive officers are eligible to participate in customary health, welfare and fringe benefit plans, and will accrue up to five weeks of paid vacation per year.

Name	2014 Base Salary	Target Cash Bonus (As a % of Base Salary)
Ernest S. Rady	$250,000	N/A
John W. Chamberlain	$490,000	125%
Robert F. Barton	$360,000	100%
Adam Wyll	$305,000	70%
Patrick Kinney	$223,000	40%
Under the restated employment agreements, if a named executive officer's employment is terminated by the Company without “cause” or by the executive for “good reason” (each, as defined in the restated employment agreements) then, in addition to accrued amounts and any earned but unpaid bonuses, the executive will be entitled to receive the following:

•
a lump-sum payment in an amount equal to one times (one and one-half times in the case of Mr. Barton and two times in the case of Mr. Chamberlain) the sum of (i) the executive's annual base salary then in effect, plus (ii) an amount equal to the average of the annual bonuses awarded to the executive for each of the three fiscal years prior to the date of termination, provided, however, such payment multiple shall be two times the sum of the foregoing for each of the named executive officers in the event of their respective termination within twelve months of a change of control;

•	continued health coverage for a period of twelve months at Company expense; and

•
unless otherwise provided in an equity award agreement, accelerated vesting of 50% of the executive's outstanding equity awards held by the executive as of the termination date (which percentage shall be increased to 100% in the event such a termination occurs within twelve months following a change in control).

In the event that an executive's employment is terminated because the Company elects not to renew the term of the restated employment agreement, then the executive will be entitled to receive the same payments and benefits described above for a termination without cause or for good reason. The executive's right to receive the severance payments and benefits described above is subject to his delivery of an effective general release of claims in favor of the Company.

Upon a termination of employment by reason of death or disability, unless otherwise provided in an equity award agreement, the executive or his estate will be entitled to accelerated vesting of all outstanding equity awards held by the executive as of the termination date, in addition to accrued amounts and earned but unpaid bonuses.

Under the restated employment agreements, upon a change in control of the Company, the executives will be entitled to accelerated vesting of the executives' initial restricted stock grants made at the time of the Company's initial public offering such that the restricted stock will become fully vested and nonforfeitable.

The restated employment agreements also contain customary confidentiality and non-solicitation provisions.

The foregoing description of the restated employment agreements is qualified in its entirety by reference to the full text of the restated employment agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

New Long-Term Incentive Award Program

On March 25, 2014, the Compensation Committee of the Board (the “Compensation Committee”) awarded each of our named executive officers an award of performance-based restricted shares of our common stock. These awards were the first awards pursuant to a new long-term incentive award program approved by the Compensation Committee. The purpose of the new long-term incentive award program continues to be alignment of the interests of executives with the interests of the Company’s stockholders, retention of executives and promotion of actions that result in long-term stockholder value creation.

Under the new long-term incentive award program, each of the named executive officers may be granted performance-based restricted stock awards on an annual basis. Pursuant to the restated employment agreements, it is the intention of the Company that each named executive officer will receive an annual award of performance-based restricted stock that will, together with base salary and annual bonus opportunities, provide the executive with total annual compensation at no less than the median of similarly-situated executive officers among the Company's then current peer group for compensation purposes (as determined based on the executive's duties, authority and responsibilities (and not solely by reference to title) in the reasonable discretion of the Compensation Committee, and that each such annual restricted stock award will have an aggregate value on the date of grant (at the "target" vesting level) as follows (which amount may be increased or decreased each year by the Compensation Committee based on its consideration of comparable peer group compensation data): Mr. Rady, $400,000; Mr. Chamberlain, $600,000; Mr. Barton, $500,000; Mr. Wyll, $250,000; and Mr. Kinney, $125,000.

Based on these "target" values, on March 25, 2014, the Compensation Committee awarded the named executive officers the following performance-based restricted stock awards (with the foregoing “target” values converted into shares of our common stock based on $33.1977, the thirty day trading average closing price of our common stock preceding the grant date):

Name	"Target" Number of Shares	"Maximum" Number of Shares
Ernest S. Rady	12,049	15,061
John W. Chamberlain	18,074	22,592
Robert F. Barton	15,061	18,827
Adam Wyll	7,531	9,413
Patrick Kinney	3,765	4,707
Up to one-third of the shares of restricted stock may vest on each of November 30, 2014, 2015 and 2016 (each a "measurement date") based on the Company's "FFO Multiple" ranking compared to its peer group on such measurement date. "FFO Multiple" means a company's closing price per share on the applicable measurement date divided by the company's "Consensus FFO" per share as of such measurement date. "Consensus FFO" means, for each measurement date for each of the Company and the peer companies, an average of the estimates of FFO given by institutional analysts covering the company for the calendar year following the applicable measurement date.
“Threshold,” “target” and “maximum” performance levels corresponding to the vesting percentage for each measurement date were established as follows:

Relative FFO Multiple Ranking Relative to Peer Group on Measurement Date	Restricted Share Vesting as a % of Target Shares Eligible to Vest on Applicable Measurement Date
Above the 85th Percentile	125%
Above the 75th Percentile and At or Below the 85th Percentile	100%
Above the 60th Percentile and At or Below the 75th Percentile	75%
Below the 60th Percentile	—%
As noted in the chart above, if the Company’s FFO Multiple ranking is below the 60th percentile of its peer group for a measurement date, no restricted shares will vest with respect to such measurement date. Any restricted shares which do not vest with respect to a measurement date will be forfeited. The initial peer group that will be used for purposes of determining the Company's FFO Multiple ranking includes: Washington Real Estate Investment Trust, Investors Real Estate Trust, Essex Property Trust, BRE Properties, Inc., UDR, Inc., Avalon Bay, Kilroy Realty Corporation, Hudson Pacific Properties, Douglas Emmett Inc., Boston Properties, Acadia Realty Trust, Weingarten Realty, Federal Realty Investment Trust, Regency Centers Corporation, DDR Inc., Kimco Realty and Equity One.

In general, an executive must be employed by or providing services to the Company on each applicable measurement date in order to vest in the portion of the award scheduled to vest with respect to such measurement date.

In the event an executive's employment is terminated by reason of his death or disability prior to the end of the three-year performance period and prior to a change in control, he shall vest in the “maximum” number of shares granted to him, less any shares previously vested under the award pursuant to its terms, on the date of termination.

In the event an executive's employment is terminated by reason of his termination by the Company without cause (as defined in the restated employment agreement) or his resignation for good reason (as defined in the restated employment agreement) prior to the end of the three-year performance period and prior to a change in control, he shall vest in (a) the “maximum” number of shares granted to him, less any shares previously vested under the award pursuant to its terms, multiplied by (b) 50%, on the date of termination.

In the event of a change in control, the executive shall remain eligible to vest in the “maximum” number of shares granted to him, less any shares previously vested under the award pursuant to its terms, in equal installments on the measurement date(s) following the change in control, subject to accelerated vesting of such shares in the event of his termination of employment by reason of death, disability, termination by the Company without cause or resignation for good reason after the date of such change in control.

The Company expects to grant similar performance-based restricted stock awards in future fiscal years as provided in the restated employment agreements and on similar terms to those described above, although the Compensation Committee retains the discretion to adjust the amount of such awards and the vesting terms applicable to such awards.
The foregoing description of the performance-based restricted stock awards is qualified in its entirety by reference to the full text of the form of performance-based restricted stock award agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

Amendment to Annual Incentive Bonus Plan

On March 25, 2014, the Compensation Committee approved a restated incentive bonus plan to reflect the increased target bonus thereunder for Mr. Wyll. In connection with the execution of his restated employment agreement, Mr. Wyll's target bonus was increased from 50% to 70% of his base salary. Our incentive bonus plan focuses annual cash bonus opportunities and payouts, in part, on the achievement of specific, pre-established corporate performance objectives for each named executive officer. The other provisions of our incentive bonus plan remained unchanged.

The foregoing description of the restated incentive bonus plan is qualified in its entirety by reference to the full text of the restated incentive bonus plan, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.
	By:	/s/ ADAM WYLL
Adam Wyll Senior Vice President, General Counsel and Secretary
March 25, 2014